UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2013

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Registrant's subsidiary, DePuy Orthopaedics, Inc., and the Court-appointed committee of lawyers representing ASR™ Hip System plaintiffs today announced a settlement agreement to compensate eligible ASR patients in the United States who had surgery to replace their ASR hip, known as revision surgery, as of August 31, 2013.

The U.S. settlement is valued at approximately $2.5 billion, based on an estimate of 8,000 patients participating in the program. The amount of the settlement program has been included as part of previously accrued amounts, and no additional charge to the company’s earnings is being recorded in connection with this settlement. Any remaining related established product liability reserve is based on currently available information and changes to the reserve may be required in the future as additional information becomes available. The majority of the payments related to this settlement are projected to occur during 2014 from currently available cash.

The related press release dated November 19, 2013 is attached as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Press Release dated November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
November 19, 2013	By:	/s/ Douglas K. Chia
Douglas K. Chia Secretary